                       SECURITIES AND EXCHANGE COMMISSION

                             Washington D.C. 20549


                                   FORM 8-K/A

                                 Current Report



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 2, 1999



                                  ACE LIMITED
 -----------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Cayman Islands               1-11778           98-0091805
------------------------------  --------------  ----------------------
 (State or other jurisdiction    (Commission       (I.R.S. Employer
      of incorporation)          File Number)     Identification No.)


               The ACE Building
             30 Woodbourne Avenue
              Hamilton, Bermuda                            HM 08
  -------------------------------------------        ------------------
   (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (441) 295-5200


                                 Not Applicable
-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

      On July 2, 1999, ACE Limited, through its wholly owned subsidiary ACE INA Holdings, Inc., completed the acquisition of the domestic and international property and casualty business (the "Acquired Business") of CIGNA Corporation ("CIGNA"). A Current Report on Form 8-K (the "Form 8-K") was filed July 19, 1999 reporting such event. This current report on Form 8-K/A contains unaudited pro forma financial information of ACE Limited omitted from the Form 8-K in accordance with the rules and regulations of the Securities and Exchange Commission.

Item 7 Financial Statements and Exhibits

      (a)    Financial Statements

                    Not Applicable

      (b)    Pro Forma Financial Information

                    See Exhibit 1

      (c)    None

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated: September 15, 1999         ACE LIMITED



                                  By: /s/ Robert A. Blee
                                      ----------------------------
                                      Robert A. Blee
                                      Chief Accounting Officer

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                      FINANCIAL INFORMATION OF ACE LIMITED

   On July 2, 1999, ACE purchased the international and domestic property and casualty businesses of CIGNA for $3.45 billion in cash. Under the terms of the agreement, ACE acquired CIGNA's domestic property and casualty insurance operations and also its international property and casualty insurance companies and branches, including most of the accident and health business written through those companies. National Indemnity Company, a subsidiary of Berkshire Hathaway Inc., provided $1.25 billion of reinsurance against unanticipated increases in recorded reserves for insurance losses and loss adjustment expenses of certain subsidiaries being acquired by ACE. ACE financed this acquisition with a combination of available cash, a hybrid trust preferred security, and the remainder with commercial paper issuance. On August 17, 1999 ACE issued $800 million of senior notes and debentures and used the proceeds to repay a portion of the outstanding commercial paper. ACE intends to repay the remainder of the commercial paper with a combination of additional debt, newly issued ACE ordinary shares and trust preferred securities.

  On June 11, 1999, ACE announced that it had entered into an Agreement and Plan of Merger for the acquisition of Capital Re. Capital Re's stockholders will receive 0.6 ordinary shares of ACE for each share of common stock of Capital Re at closing, subject to a maximum value to Capital Re stockholders of $22 per share. It is anticipated that the transaction will be completed during the second half of calendar 1999, subject to customary closing conditions, including approval of the merger by Capital Re's shareholders and receipt of necessary regulatory approval.

   The following unaudited pro forma condensed consolidated balance sheet as of June 30, 1999 gives effect to the acquisition of CIGNA's property and casualty businesses and Capital Re as if they had occurred on June 30, 1999. The unaudited pro forma condensed consolidated statements of operations for the twelve months ended September 30, 1998 and for the nine months ended June 30, 1999 present operating results of ACE as if these acquisitions had occurred on October 1, 1997. These amounts do not include ACE's estimate of the expected annual operating expense savings from the acquisition of CIGNA's property and casualty businesses.

   The unaudited pro forma condensed consolidated financial statements should be read in conjunction with ACE's consolidated financial statements included in ACE's Annual Report on Form 10-K for the year ended September 30, 1998, the unaudited consolidated financial statements of ACE included in ACE's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, the audited combined financial statements of CIGNA's property and casualty businesses for the year ended December 31, 1998 previously filed as exhibit 99.1 to a Form 8-K filed by ACE dated May 19, 1999, the consolidated financial statements of Capital Re included in the Capital Re Annual Report on Form 10-K for the year ended December 31, 1998 and the unaudited consolidated financial statements of Capital Re included in the Capital Re Quarterly Report on Form 10-Q for the quarter ended June 30, 1999. The unaudited pro forma condensed consolidated financial information is not intended to be indicative of the consolidated results of operations or financial position of ACE that would have been reported if these acquisitions had occurred at the dates indicated or of the consolidated results of future operations or of future financial position. For the historical periods presented below, ACE's fiscal year ended on September
30. From and after July 2, 1999, ACE's fiscal year will end on December 31.

   The acquisitions of CIGNA's property and casualty businesses and Capital Re have both been accounted for as a purchase in accordance with generally accepted accounting principles. Under purchase accounting, the total purchase price is allocated to the acquired assets and liabilities based on their fair values.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                                               At June 30, 1999
                         -----------------------------------------------------------------------------------------------
                                                                                                             Pro forma
                                                                Pro forma                                     combined
                                                                combined                                     for CIGNA
                                                                for CIGNA                                     P&C and
                                      CIGNA   Pro forma            P&C                  Pro forma            Capital Re
                             ACE       P&C   Adjustments Notes Acquisition Capital  Re Adjustments  Notes   Acquisitions
                         ----------- ------- ----------- ----- ----------- ----------- -----------  ------  ------------
                                                 (dollars in millions, except per share data)
Total investments and
 cash..................  $     6,561 $ 9,244  $   2,025    (2)
                                                 (3,450)   (1)
                                                 (1,250)   (3) $    13,130   $1,249    $      (75)     (13) $    14,304
Reinsurance
 recoverables..........        1,291   6,044      1,250    (3)       8,585        4                               8,589
Premiums receivable....          459   2,329        --               2,788       16                               2,804
Other assets...........          823   2,500        118    (4)       3,441      262                               3,703
Goodwill...............          534     394      1,501    (6)
                                                     71    (5)       2,500                     41      (10)
                                                                                               75      (13)       2,616
                         ----------- -------  ---------        -----------   ------    ----------           -----------
 Total assets..........  $     9,668 $20,511  $     265        $    30,444   $1,531    $       41           $    32,016
                         =========== =======  =========        ===========   ======    ==========           ===========
Unpaid losses and loss
 expenses..............        3,803  14,425        --              18,228      143                              18,371
Unearned premiums......          847   1,378        --               2,225      425                               2,650
Trust Preferred
 Securities............          400     --                            400       75                                 475
Indebtedness...........          250     --       2,025    (2)       2,275      100                               2,375
Other liabilities......          430   3,057       (230)   (4)
                                                     50    (1)       3,307      233             5      (10)       3,545
                         ----------- -------  ---------        -----------   ------    ----------           -----------
 Total liabilities.....  $     5,730 $18,860  $   2,245        $    26,435   $  976    $        5           $    27,416
                         ----------- -------  ---------        -----------   ------    ----------           -----------
Total shareholders'
 equity................        3,938   1,651
                                                    230    (4)
                                                    118    (4)
                                                     71    (5)
                                                 (1,999)   (7)       4,009      555           584       (9)
                                                                                                7      (11)
                                                                                             (555)     (12)       4,600
                         ----------- -------  ---------        -----------   ------    ----------           -----------
 Total liabilities, and
  shareholders equity..  $     9,668 $20,511  $     265        $    30,444   $1,531    $       41           $    32,016
                         =========== =======  =========        ===========   ======    ==========           ===========
Shares outstanding on a
 fully diluted basis...  203,494,644          2,544,000    (5) 206,038,699             20,103,571   (9)(11) 226,142,215
                         ===========          =========        ===========             ==========           ===========
Fully diluted book
 value per
 share(8)(14)..........  $     20.24                           $     20.34                                  $     21.18
                         ===========                           ===========                                  ===========

                       PRO FORMA BALANCE SHEET FOOTNOTES
                   WITH RESPECT TO THE CIGNA P&C ACQUISITION

 (1) Under the terms of the acquisition agreement by and among CIGNA Corporation, CIGNA Holdings, Inc. and ACE Limited dated January 11, 1999, ACE paid a total purchase price of $3.45 billion. In addition, ACE expects to incur approximately $50 million of estimated transaction related expenses.

 (2) The $3.45 billion purchase price was initially financed with $1.025 billion of available cash, $400 million from a hybrid trust preferred security and the remainder with commercial paper issuance (the "initial financing"). On August 17, 1999, the company issued $800 million of senior notes and debentures and used the proceeds to repay a portion of the outstanding commercial paper. Ultimately, the remaining commercial paper will be repaid with a combination of additional debt, newly issued ACE ordinary shares and trust preferred securities. Each of the additional debt, new ACE ordinary shares and trust preferred securities will be issued at the time when ACE considers market conditions to be most favorable for issuance. These pro forma financial statements reflect the initial financing described above, adjusted to include the issuance of the senior notes and debentures.

 (3) Under the terms of the acquisition agreement, CIGNA agreed to provide a guarantee to ACE to indemnify against unanticipated increases in recorded reserves for losses and loss adjustment expenses of certain subsidiaries being acquired by ACE. CIGNA had the option to replace its guarantee with reinsurance obtained from a mutually agreed upon third party reinsurer. Contemporaneous with the consummation of the acquisition, CIGNA exercised its option and replaced its guarantee with reinsurance by directing certain subsidiaries being acquired to transfer $1.25 billion of investments to a reinsurer for aggregate coverage of $2.5 billion. Such coverage attached at an amount equal to the net recorded reserves of the certain subsidiaries acquired, on the closing date, minus $1.25 billion.

 (4) Under the terms of the acquisition agreement, CIGNA Corporation: (a) forgave certain inter-company indebtedness amounting to $118 million, and
     (b) retained certain net employment and post-employment related liabilities amounting to approximately $230 million.

 (5) Pursuant to the acquisition agreement, all unvested options to acquire shares of CIGNA and all unvested restricted stock of CIGNA held by CIGNA employees that transferred to ACE were cancelled by CIGNA and replaced with restricted stock of ACE. As a result, ACE will issue approximately 2,544,000 shares of restricted stock for a total value of approximately $71 million to those new ACE employees. ACE will record the fair value of these ACE shares as part of the purchase price of the acquired businesses.

 (6) Under purchase accounting, the total purchase price is allocated to the acquired assets and liabilities assumed based on their fair values. The excess of the cost of the transaction (including expenses incurred by ACE related to the transaction estimated at $50 million and the value of new ACE restricted stock discussed in note 5) over the fair value of net tangible assets acquired is recorded as goodwill. Goodwill is expected to be amortized on a straight line basis over 40 years.

 (7) This adjustment reflects the consolidation adjustment to eliminate the shareholder's equity of the acquired businesses after adjustment for the items discussed in notes 4 and 5.

 (8) Fully diluted book value per share is based on the sum of the total shareholders' equity and the aggregate proceeds assuming exercise of all outstanding ACE options.

                       PRO FORMA BALANCE SHEET FOOTNOTES
                   WITH RESPECT TO THE CAPITAL RE ACQUISITION

 (9) The Agreement and Plan of Merger among Capital Re Corporation, ACE Limited and CapRe Acquisition Corp. dated June 10, 1999 provides that, at the effective time of the merger, each Capital Re common share issued and outstanding immediately prior to the effective time will be converted into the right to receive 0.6 ACE ordinary shares in accordance with the applicable exchange ratio. This value has been determined in accordance with the EITF 95-19 consensus that the value of equity securities issued to effect a purchase combination (in this case the merger) should be based on (a) the market price for a reasonable period before and after the date the terms of the acquisition are agreed and announced, or (b) at a later date if any significant terms of the transaction change. The original terms of the Capital Re merger were agreed and announced on May 27, 1999. For purposes of the pro forma financial statements, ACE has used a $30.3125 share price and has assumed that it will issue 19,259,171 ACE ordinary shares (with a total value of $583.8 million) in exchange for Capital Re common shares.

(10) Under purchase accounting, the total purchase price is allocated to the acquired assets and liabilities assumed based on their fair values. The excess of the cost of the transaction (including expenses incurred by ACE related to the transaction estimated at $5 million) over the fair value of the Capital Re net assets acquired is recorded as goodwill. Based on the value of the ACE ordinary shares expected to be issued, including the ACE options described in note 11, to effect the merger, ACE would record goodwill of $116 million as a result of the merger (see discussion of purchase price in note 9 above). Goodwill is expected to be amortized on a straight line basis over 25 years.

(11) Pursuant to the merger agreement, all of Capital Re stock options outstanding will be cancelled and replaced with ACE options. ACE will record the value of these ACE options of approximately $7 million as part of the purchase price of Capital Re.

(12) The adjustment reflects the consolidation adjustment to eliminate Capital Re's shareholders' equity.

(13) Eliminates ACE's current investment of $75 million in Capital Re.

(14) Fully diluted book value per share is based on the sum of total shareholders' equity and the aggregate proceeds assuming exercise of all outstanding ACE options and Capital Re stock options that will be cancelled and replaced with ACE options.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    Nine Months Ended June 30, 1999
                  ----------------------------------------------------------------------------------------------------------
                                                                                                                Pro forma
                                                             Pro forma                                         combined for
                                                             combined                                             CIGNA
                                                             for CIGNA                                           P&C and
                                CIGNA    Pro forma              P&C                      Pro forma               Capital
                      ACE      P&C (1)  Adjustments Notes   Acquisition  Capital  Re(8) Adjustments   Notes   Re Acquisition
                  -----------  -------  ----------- ------  -----------  -------------- -----------  -------  --------------
                                         (dollars in millions, except share and per share data)
Net Premiums
 Written........  $       887  $ 2,188                      $     3,075      $ 160                             $     3,235
Net Premiums
 Earned.........          804    2,174                            2,978        122                                   3,100
Net investment
 income.........          256      413   $    (106) (2)(3)          563         51                                     614
Other revenues..                   213                              213          5                                     218
Losses and loss
 expenses.......         (523)  (1,698)         61      (3)      (2,160)      (241)                                 (2,401)
Acquisition
 costs and
 administrative
 expenses.......         (231)    (740)                            (971)       (62)                                 (1,033)
Other expenses..          (27)    (515)       (154) (4)(5)         (696)        (6)     $       (3)      (11)         (705)
Income tax......          (15)      34          38     (6)           57         52                                     109
                  -----------  -------   ---------          -----------      -----      ----------             -----------
Income (loss)
 excluding net
 realized gains
 (losses).......          264     (119)       (161)                  (16)       (79)             (3)                    (98)
Net realized
 gains (losses)
 on
 investments....          173       68                              241         (2)                                    239
Cumulative
 effect of
 accounting
 change for
 guaranty fund
 and other
 insurance
 related
 assessments,
 net of taxes...                   (85)                             (85)                                               (85)
                  -----------  -------   ---------          -----------      -----      ----------             -----------
Income (loss)
 from continuing
 operations.....          437     (136)       (161)                 140        (81)             (3)                     56
Loss from
 discontinued
 operations, net
 of tax.........                                                               (26)                                    (26)
                  ===========  =======   =========          -----------      -----      ----------             -----------
Net Income
 (loss).........  $       437  $  (136)  $    (161)         $       140      $(107)     $       (3)            $        30
                  ===========  =======   =========          ===========      =====      ==========             ===========
Basic earnings
 per share,
 excluding net
 realized gains
 (losses) and
 cumulative
 effect of
 accounting
 change.........  $      1.36                               $     (0.08)                                       $     (0.58)
                  ===========                               ===========                                        ===========
Basic earnings
 per share from
 continuing
 operations.....  $      2.25                               $       .71                                        $       .26
                  ===========                               ===========                                        ===========
Basic earnings
 per share......  $      2.25                               $       .71                                        $       .14
                  ===========                               ===========                                        ===========
Weighted average
 shares
 outstanding--
 basic..........  193,802,722            2,544,000     (7)  196,346,722                 19,259,171       (9)   215,605,893
                  ===========            =========          ===========                 ==========             ===========
Diluted Earnings
 per share,
 excluding net
 realized gains
 (losses) and
 cumulative
 effect of
 accounting
 change.........  $      1.34                               $     (0.08)                                       $     (0.57)
                  ===========                               ===========                                        ===========
Diluted earnings
 per share from
 continuing
 operations.....  $      2.21                               $       .70                                        $       .26
                  ===========                               ===========                                        ===========
Diluted earnings
 per share......  $      2.21                               $       .70                                        $       .14
                  ===========                               ===========                                        ===========
Weighted average
 shares
 outstanding--
 diluted........  197,258,687            2,544,000     (7)  199,802,687                 19,602,730   (9)(10)   219,405,417
                  ===========            =========          ===========                 ==========             ===========

   PRO FORMA FOOTNOTES WITH RESPECT TO THE CIGNA P&C ACQUISITION FOR THE NINE
                           MONTHS ENDED JUNE 30, 1999

 (1) The combined statements of operations of CIGNA's property and casualty businesses reflect its results of operations for the nine months ended June 30, 1999.

 (2) ACE funded part of the purchase price with $1.025 billion of cash on hand. The estimated investment income on this $1.025 billion of the purchase price has been eliminated (based on a yield of 5.8% that approximates the yield on the ACE portfolio for the fiscal year ended September 30, 1998).

 (3) Under the terms of the acquisition agreement, CIGNA agreed to provide a guarantee to ACE to indemnify against unanticipated increases in recorded reserves for losses and loss adjustment expenses of certain subsidiaries being acquired by ACE. CIGNA had the option to replace its guarantee with reinsurance obtained from a mutually agreed upon third party reinsurer. Contemporaneous with the consummation of the acquisition, CIGNA exercised its option and replaced its guarantee with reinsurance by directing certain subsidiaries being acquired to transfer $1.25 billion of investments to a reinsurer for aggregate coverage of $2.5 billion. Such coverage attached at an amount equal to the net recorded reserves of the certain subsidiaries acquired, on the closing date, minus $1.25 billion. The estimated investment income on this $1.25 billion has been eliminated (based on a yield of 6.5% that approximates the yield on the applicable portion of the acquired businesses' portfolio for the fiscal year ended December 31, 1998). The pro forma adjustment to losses and loss expenses reflects the estimated historical adverse development recorded during the period on the guaranteed reserves.

 (4) In addition to the $1.025 billion of cash on hand, ACE funded part of the purchase price with $400 million from a hybrid trust preferred security and the remainder with commercial paper issuance (the "initial financing"). Interest on the hybrid trust preferred security and commercial paper has been calculated at rates of 8.5% and 5.3%, respectively. On August 17, 1999, the Company issued $800 million of senior notes and debentures and used the proceeds to repay a portion of the outstanding commercial paper. Interest on the senior notes and debentures has been calculated at 8.4%. Ultimately, the remaining commercial paper will be replaced with a combination of additional debt, newly issued ACE ordinary shares and trust preferred securities. Each of the additional debt, new ACE ordinary shares and trust preferred securities will be issued at the time when ACE considers market conditions to be most favorable for issuance. These pro forma financial statements reflect the initial financing described above, adjusted to include the issuance of the senior notes and debentures.

 (5) Any excess between the purchase price and the fair value of acquired net tangible assets will be allocated to goodwill. These pro forma financial statements reflect all of the excess purchase price over net tangible assets as goodwill. This entry reflects the amortization of goodwill for the period.

 (6) The estimated income tax saving is based on the estimated reduction in net income before tax as a result of interest expense on the transaction financing.

 (7) Pursuant to the acquisition agreement, all unvested options to acquire shares of CIGNA and all unvested restricted stock of CIGNA held by CIGNA employees that transferred to ACE were cancelled by CIGNA and replaced with restricted stock of ACE. As a result, ACE will issue approximately 2,544,000 shares of restricted stock to those new ACE employees.

 (8) The Capital Re consolidated statements of operations reflect its results of operations for the nine months ended June 30, 1999.

  PRO FORMA FOOTNOTES WITH RESPECT TO THE CAPITAL RE ACQUISITION FOR THE NINE
                           MONTHS ENDED JUNE 30, 1999

 (9) The Agreement and Plan of Merger among Capital Re Corporation, ACE Limited, and CapRe Acquisition Corp. dated June 10, 1999 provides that, at the effective time of the merger, each Capital Re common share issued and outstanding immediately prior to the effective time will be converted into the right to receive 0.6 ACE ordinary shares in accordance with the applicable exchange ratio. This value will be determined in accordance with the EITF 95-19 consensus that the value of equity securities issued to effect a purchase combination (in this case the amalgamation) should be based on (a) the market price for a reasonable period before and after the date the terms of the acquisition are agreed and announced, or (b) at a later date if any significant terms of the transaction change. The original terms of the amalgamation were agreed and announced on May 27, 1999. For purposes of the pro forma financial statements, ACE has used a $30.3125 share price and has assumed that it will issue 19,259,171 ACE ordinary shares (with a total value of $583.8 million) in exchange for Capital Re common shares. Fees and other expenses related to the transaction are estimated to be $5 million.

(10) Certain of the outstanding options to purchase Capital Re common shares will be cancelled and replaced with options to purchase ACE ordinary shares. This adjustment represents the weighted average number of ordinary share equivalents outstanding related to the newly issued ACE options.

(11) Amortization of goodwill created by the acquisition of Capital Re is expected to be amortized over 25 years.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                        Year Ended September 30, 1998
                          ------------------------------------------------------------------------------------------------
                                                                                                               Pro forma
                                                                    Pro forma                                 combined for
                                                                   combined for                                  CIGNA
                                        CIGNA                         CIGNA                                     P&C and
                                         P&C     Pro forma             P&C       Capital  Pro forma            Capital Re
                              ACE        (1)    Adjustments Notes  Acquisition   Re (8)  Adjustments  Notes   Acquisitions
                          ------------  ------  ----------- -----  ------------  ------- -----------  ------  ------------
                                            (dollars in millions, except share and per share data)
Net Premiums Written....  $        881  $2,990                     $      3,871   $211                        $      4,082
Net Premiums Earned.....           894   2,957                            3,851    168                               4,019
Net investment income...           324     590   $    (141) (2)(3)          773     65                                 838
Other revenues..........                   282                              282      3                                 285
Losses and loss
 expenses...............          (517) (2,247)         81     (3)       (2,683)   (86)                             (2,769)
Acquisition costs and
 administrative
 expenses...............          (271) (1,500)                          (1,771)   (86)                             (1,857)
Other expenses..........           (38)               (205) (4)(5)         (243)    (7)  $        (5)    (11)         (255)
Income tax..............           (20)    (30)         50     (6)           --    (11)                                (11)
                          ------------  ------   ---------         ------------   ----   -----------          ------------
Income excluding net
 realized gains (losses)
 .......................           372      52        (215)                 209     46            (5)                  250
Net realized gains
 (losses) on investments
 .......................           188      22                              210     (2)                                208
                          ------------  ------   ---------         ------------   ----   -----------          ------------
Income from continuing
 operations.............           560      74        (215)                 419     44            (5)                  458
Loss from discontinued
 operations                                                                         (3)                                 (3)
                          ------------  ------   ---------         ------------   ----   -----------          ------------
Net Income..............  $        560  $   74   $    (215)        $        419   $ 41   $        (5)         $        455
                          ============  ======   =========         ============   ====   ===========          ============
Basic earnings per
 share, excluding
 realized gains (losses)
 and loss from
 discontinued
 operations.............  $       2.01                             $       1.11                               $       1.21
                          ============                             ============                               ============
Basic earnings per share
 from continuing
 operations.............  $       3.03                             $       2.23                               $       2.21
                          ============                             ============                               ============
Basic earnings per
 share..................  $       3.03                             $       2.23                               $       2.20
                          ============                             ============                               ============
Weighted average shares
 outstanding--basic.....   185,130,479           2,544,000     (7)  187,674,479           19,259,171      (9)  206,933,650
                          ============           =========         ============          ===========          ============
Diluted Earnings per
 share, excluding
 realized gains (losses)
 and loss from
 discontinued
 operations.............  $       1.97                             $       1.09                               $       1.18
                          ============                             ============                               ============
Diluted earnings per
 share from continuing
 operations.............  $       2.96                             $       2.18                               $       2.16
                          ============                             ============                               ============
Diluted earnings per
 share..................  $       2.96                             $       2.18                               $       2.15
                          ============                             ============                               ============
Weighted average shares
 outstanding--diluted...   189,281,175           2,544,000     (7)  191,825,175           20,111,846  (9)(10)  211,937,021
                          ============           =========         ============          ===========          ============

   PRO FORMA FOOTNOTES WITH RESPECT TO THE CIGNA P&C ACQUISITION FOR THE YEAR
                            ENDED SEPTEMBER 30, 1998

(1) The combined statements of operations of CIGNA's property and casualty businesses reflect its results of operations for the year ended December 31, 1998.

(2) ACE funded part of the purchase price with $1.025 billion of cash on hand. The estimated investment income on this $1.025 billion of the purchase price has been eliminated (based on a yield of 5.8% that approximates the yield on the ACE portfolio for the fiscal year ended September 30, 1998).

(3) Under the terms of the acquisition agreement, CIGNA agreed to provide a guarantee to ACE to indemnify against unanticipated increases in recorded reserves for losses and loss adjustment expenses of certain subsidiaries being acquired by ACE. CIGNA had the option to replace its guarantee with reinsurance obtained from a mutually agreed upon third party reinsurer. Contemporaneous with the consummation of the acquisition, CIGNA exercised its option and replaced its guarantee with reinsurance by directing certain subsidiaries being acquired to transfer $1.25 billion of investments to a reinsurer for aggregate coverage of $2.5 billion. Such coverage attached at an amount equal to the net recorded reserves of the certain subsidiaries acquired, on the closing date, minus $1.25 billion. The estimated investment income on this $1.25 billion has been eliminated (based on a yield of 6.5% that approximates the yield on the applicable portion of the acquired businesses' portfolio for the fiscal year ended December 31,
    1998). The pro forma adjustment to losses and loss expenses reflects the estimated historical adverse development recorded during the period on the guaranteed reserves.

(4) In addition to the $1.025 billion of cash on hand, ACE funded part of the purchase price with $400 million from a hybrid trust preferred security and the remainder with commercial paper issuance (the "initial financing"). Interest on the hybrid trust preferred security and commercial paper has been calculated at rates of 8.5% and 5.3%, respectively. On August 17, 1999, the Company issued $800 million of senior notes and debentures and used the proceeds to repay a portion of the outstanding commercial paper. Interest on the senior notes and debentures has been calculated at 8.4%. Ultimately, the remaining commercial paper will be replaced with a combination of additional debt, new issued ACE ordinary shares and trust preferred securities. Each of the additional debt, new ACE ordinary shares and trust preferred securities will be issued at the time when ACE considers market conditions to be most favorable for issuance. These pro forma financial statements reflect the initial financing described above, adjusted to include the issuance of the senior notes and debentures.

(5) Any excess between the purchase price and the fair value of acquired net tangible assets will be allocated to goodwill. These pro forma financial statements reflect all of the excess purchase price over net tangible assets as goodwill. This entry reflects the amortization of goodwill for the period.

(6) The estimated income tax saving is based on the estimated reduction in net income before tax as a result of interest expense on the transaction financing.

(7) Pursuant to the acquisition agreement, all unvested options to acquire shares of CIGNA and all unvested restricted stock of CIGNA held by CIGNA employees that transferred to ACE were cancelled by CIGNA and replaced with restricted stock of ACE. As a result, ACE will issue approximately 2,544,000 shares of restricted stock to those new ACE employees.

(8) The Capital Re consolidated statements of operations reflect its results of operations for the year ended December 31, 1998.

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

         PRO FORMA FOOTNOTES WITH RESPECT TO THE CAPITAL RE ACQUISITION
                     FOR THE YEAR ENDED SEPTEMBER 30, 1998

 (9) The merger agreement provides that, at the effective time, each Capital Re common share issued and outstanding immediately prior to the effective time will be converted into the right to receive 0.6 ACE ordinary shares in accordance with the applicable exchange ratio. This value will be determined in accordance with the EITF 95-19 consensus that the value of equity securities issued to effect a purchase combination (in this case the amalgamation) should be based on (a) the market price for a reasonable period before and after the date the terms of the acquisition are agreed and announced, or (b) at a later date if any significant terms of the transaction change. The original terms of the amalgamation were agreed and announced on May 27, 1999. For purposes of the pro forma financial statements, ACE has used a $30.3125 share price and has assumed that it will issue 19,259,171 ACE ordinary shares (with a total value of $583.8 Million) in exchange for Capital Re common shares. Fees and other expenses related to the transaction are estimated to be $5 million.

(10) Certain of the outstanding options to purchase Capital Re common shares will be cancelled and replaced with options to purchase ACE ordinary shares. This adjustment represents the weighted average number of ordinary share equivalents outstanding related to the newly issued ACE options.

(11) Amortization of goodwill created by the acquisition of Capital Re is expected to be amortized over 25 years.

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